Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Reliance Steel & Aluminum Co. Master 401(k) Plan
Los Angeles, California
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-147226) of our report dated June 26, 2009 relating to the financial statements and supplemental schedules of the Reliance Steel & Aluminum Co. Master 401(k) Plan included in this Annual Report on Form 11-K for the year ended December 31, 2008.
/s/ BDO Seidman, LLP
BDO Seidman, LLP
Los Angeles, California
June 26, 2009